                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                  FORM 8-K/A

                                CURRENT REPORT

    Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)          September 13, 2000
                                                       ---------------------

                     GaSonics International Corporation
------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


           Delaware                    0-23372               94-2159729
------------------------------------------------------------------------------
(State or other jurisdiction          (Commission            (IRS Employer
     of incorporation)                File Number)        Identification No.)


       404 East Plumeria Drive, San Jose, California             95134
------------------------------------------------------------------------------
         (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code       (408) 570-7400
                                                   ---------------------------

                                Not Applicable
------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.


         This Form 8-K/A is being filed to amend the Form 8-K filed on September 27, 2000 by GaSonics International Corporation (the "Company") to include the financial statements and pro forma financial information referred to in item 7 below relating to the Company's acquisition of Gamma Precision Technology, Inc.

Item 7.  Financial Statements and Exhibits.


         (a) Financial Statements of Business Acquired.

             Report of Independent Public Accountants.

             Balance Sheets of Gamma Precision Technology, Inc. as of December 31, 1998 and December 31, 1999.

             Statements of operations of Gamma Precision Technology, Inc. for the years ended December 31, 1998 and 1999.

             Statements of shareholders' equity of Gamma Precision Technology, Inc. for the years ended December 31, 1997, 1998 and 1999.

             Statements of cash flows of Gamma Precision Technology, Inc. for the years ended December 31, 1998 and December 31, 1999.

             Notes to financial statements.

         (b) Pro Forma Financial Information.

             Unaudited pro forma condensed balance sheet as of June 30, 2000 and the accompanying explanatory notes.

             Unaudited pro forma condensed income statement for the year ended September 30, 1999 and the accompanying explanatory notes.

             Unaudited pro forma condensed income statement for the nine months ended June 30, 2000 and the accompanying explanatory notes.

         (c) Exhibits

             2.1* Merger Agreement, dated as of August 30, 2000, by and among GaSonics International Corporation, GPT Acquisition Corp. and Gamma Precision Technology, Inc.

             99.1* Press Release dated September 14, 2000.

______________________
* Incorporated by reference to the Company's Form 8-K filed with the Securities and Exchange Commission on September 27, 2000.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        GASONICS INTERNATIONAL CORPORATION
                                   ------------------------------------------
                                                (Registrant)

          November 28, 2000        /s/ Rammy Rasmussen
---------------------------------  -------------------------------------------
                Date               Rammy Rasmussen
                                   Secretary

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Gamma Precision Technology, Inc.:

We have audited the accompanying balance sheets of Gamma Precision Technology, Inc. (a California Corporation) as of December 31, 1999 and 1998, and the related statements of operations, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gamma Precision Technology, Inc. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.



ARTHUR ANDERSEN LLP

San Jose, California
November 27, 2000

                        GAMMA PRECISION TECHNOLOGY, INC.
                                 BALANCE SHEETS

(In thousands, except share data)                                                                 December 31,
-------------------------------------------------------------------------------------------------------------------------
ASSETS                                                                                     1999                1998
                                                                                     ---------------   ------------------
Current assets:
     Cash and cash equivalents                                                                $1,344                $1,387
     Marketable securities                                                                         3                   639
     Inventories                                                                                 876                   678
     Prepaid expenses and other current assets                                                   120                   164
                                                                                     ---------------    ------------------
               Total current assets                                                            2,343                 2,868
                                                                                     ---------------    ------------------

  Property and equipment                                                                       1,106                   371
  Less - accumulated depreciation                                                               (317)                  (97)
                                                                                     ---------------    ------------------
     Net property and equipment                                                                  789                   274
                                                                                     ---------------    ------------------
               Total assets                                                                   $3,132                $3,142
                                                                                     ===============    ==================
LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Accounts payable                                                                         $   130                $   116
    Accrued expenses and other current liabilities                                               196                     44
    Customer deposit                                                                             500                    500
    Loan payable                                                                                   -                    120
                                                                                     ---------------     ------------------
               Total current liabilities                                                         826                    780
                                                                                     ---------------     ------------------

  Commitments (Note 7)

  Shareholders' equity:
     Series A and B preferred stock, no par value:
            Authorized shares - 25,000,000 at December 31, 1999 and 1998
            Outstanding shares - 12,355,332 and 9,455,915 at December 31, 1999 and
            1998                                                                               5,766                  4,200
      Common stock, no par value:
            Authorized shares - 75,000,000 at December 31, 1999 and 1998
                Outstanding shares - 20,000,000 at December 31, 1999 and 1998                      4                      4
     Subscription receivable                                                                    (343)                   (93)
     Accumulated deficit                                                                      (3,121)                (1,749)
                                                                                     ---------------     ------------------
               Total shareholders' equity                                                      2,306                  2,362
                                                                                     ---------------     ------------------
               Total liabilities and shareholders' equity                                    $ 3,132                $ 3,142
                                                                                     ===============     ==================



   The accompanying notes are an integral part of these financial statements.

                        GAMMA PRECISION TECHNOLOGY, INC.
                            STATEMENTS OF OPERATIONS



(In thousands, except per share data)                                           Years ended December 31,
---------------------------------------------------------------------------------------------------------------
                                                                               1999                  1998
                                                                       -----------------     ------------------
Net sales                                                                     $      569          $           -
Cost of sales                                                                        322                      -
                                                                       -----------------     ------------------
    Gross margin                                                                     247                      -
                                                                       -----------------     ------------------
Operating expenses:
 Research and development                                                            730                    549
 Selling, general and administrative                                                 923                    587
                                                                       -----------------     ------------------
 Total operating expenses                                                          1,653                  1,136
 Operating loss                                                                   (1,406)                (1,136)

   Interest and other income, net                                                     34                     72
                                                                       -----------------     ------------------
Net loss                                                                      $   (1,372)         $      (1,064)
                                                                       =================     ==================
Net loss per share - basic and diluted                                        $    (0.07)         $       (0.05)
                                                                       =================     ==================
Weighted average common shares - basic and diluted                                20,000                 20,000
                                                                       =================     ==================



   The accompanying notes are an integral part of these financial statements.

                        GAMMA PRECISION TECHNOLOGY, INC.
                       STATEMENTS OF SHAREHOLDERS' EQUITY



                                       Preferred Stock         Common Stock
                                    ----------------------   ------------------   Subscription   Accumulated  Shareholders'
(In thousands, except share data)      Shares    Amount       Shares    Amount     Receivable      Deficit      Equity
---------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 1997             3,715,170   $1,100    20,000,000   $   4           $   -       $  (685)  $   419
Issuance of  Series B preferred
 stock at $0.54 per share              5,740,745    3,100             -       -               -             -     3,100
Subscription receivable                        -        -             -       -             (93)            -       (93)
Net loss                                       -        -             -       -               -        (1,064)   (1,064)
------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1998             9,455,915    4,200    20,000,000       4             (93)       (1,749)    2,362
Issuance of  Series B preferred
 stock at $0.54 per share              2,899,417    1,566             -       -               -             -     1,566
Subscription receivable                        -        -             -       -            (250)            -      (250)
Net loss                                       -        -             -       -               -        (1,372)   (1,372)
------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1999            12,355,332   $5,766    20,000,000   $   4           $(343)      $(3,121)  $ 2,306
                                     ===========  =======   ===========   =====           =====       =======   ========



   The accompanying notes are an integral part of these financial statements.

                        GAMMA PRECISION TECHNOLOGY, INC.
                            STATEMENTS OF CASH FLOWS

(In thousands)                                                                   Years ended December 31,
-------------------------------------------------------------------------------------------------------------------
                                                                               1999                    1998
                                                                        ------------------      -------------------
Cash flows from operating activities:
   Net loss                                                                      $(1,372)                 $(1,064)
   Adjustments to reconcile net loss to net cash used
   in operating activities:
      Depreciation                                                                   222                       80
                                                                       -----------------      -------------------
   Changes in assets and liabilities:
         Inventories                                                                (198)                    (476)
         Prepaid expenses and other current assets                                    44                      272
         Accounts payable                                                             15                     (374)
         Accrued expenses and other current liabilities                              152                      (93)
                                                                       -----------------      -------------------
            Net cash flows from operating activities                              (1,137)                  (1,655)
                                                                       -----------------      -------------------

Cash flows from investing activities:
   Sale of marketable securities                                                     636                        -
   Purchase of marketable securities                                                   -                     (376)
   Purchase of property and equipment                                               (738)                    (193)
                                                                       -----------------      -------------------

      Net cash flows from investing activities                                      (102)                    (569)
                                                                       -----------------      -------------------

Cash flows from financing activities:
   Proceeds from issuance of preferred stock                                       1,316                    3,007
   Payment of loan payable                                                          (120)                       -
                                                                       -----------------      -------------------
      Net cash flows from financing activities                                     1,196                    3,007
                                                                       -----------------      -------------------

Net (decrease) increase in cash and cash equivalents                                 (43)                     783
                                                                       -----------------      -------------------
Cash and cash equivalents at beginning of period                                   1,387                      604
                                                                       -----------------      -------------------
Cash and cash equivalents at end of period                                       $ 1,344                  $ 1,387
                                                                       =================      ===================


Supplemental cash flow information:
Cash paid for interest                                                           $    22                  $     0
Cash paid for income taxes                                                       $     1                  $     1



   The accompanying notes are an integral part of these financial statements.

                       GAMMA PRECISION TECHNOLOGY, INC.
                       NOTES TO THE FINANCIAL STATEMENTS
                               DECEMBER 31, 1999


1.   ORGANIZATION AND OPERATIONS OF THE COMPANY:

Gamma Precision Technology, Inc. (the "Company"), a California corporation, is a global supplier of products and services used in the fabrication of advanced integrated circuits ("semiconductors" or "ICs") and flat panel displays ("FPDs"). The Company is organized and operates as one operating segment. The Company markets its products in the Asia Pacific region. The Company is subject to a number of risks including, but not limited to, volatility in the semiconductor markets and the related demand for semiconductor equipment and the risk of inventory obsolescence resulting from new product developments by competitors.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of 90 days or less from the date of purchase to be cash equivalents.

Investments in Marketable Securities

Pursuant to the provisions of Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities", the Company's investments are classified as available for sale and are stated at fair value. Unrealized gains and losses are recorded into income in the current period. The impact of these unrealized gains and losses on other comprehensive income is immaterial.

Revenue Recognition

     The Company recognizes revenue for sales of systems and parts upon shipment.

Major Customers

One foreign customer accounted for 100% of net sales in fiscal year 1999.

Inventories

Inventories are stated at the lower of cost (first-in, first-out) or market and include material, labor and manufacturing costs. Inventory is valued at actual costs on a first-in, first-out basis. Inventories consisted solely of raw materials at December 31, 1999 and 1998.

Property and Equipment

Property and equipment are stated at cost and are generally depreciated over the estimated useful lives of the assets (four to ten years) using the straight-line method. Leasehold improvements are amortized on a straight-line basis over the shorter of the useful lives of the assets or the remaining lease term. Assets acquired under capital leases are recorded at the present value of the related lease obligations and amortized on a straight-line basis over the related lease term.

Accrued Expenses and Other Current Liabilities

Accrued expenses and current liabilities included the following (in thousands):

                                                                                     December 31,
                                                                             -----------------------------
                                                                                  1999            1998
                                                                             ------------    -------------
Loans payable to related parties.............................................       $ 157            $  23

Other accrued liabilities....................................................          39               21
                                                                             ------------    -------------
                                                                                    $ 196            $  44
                                                                             ============    =============



Net Loss Per Share

Net loss per share data has been computed using the weighted average number of shares of common stock outstanding for the basic net loss per share calculation. No separate diluted loss per share information has been presented in the accompanying statements of operations, as there are no incremental shares issuable based on current market prices.

(in thousands, except per share data)
------------------------------------------------------------------------------------------------------------------
                                                                                                   Per Share
        For the twelve months ended December 31, 1999                Loss            Shares          Amount
------------------------------------------------------------------------------------------------------------------
Net loss                                                                $(1,372)
Weighted average shares of common stock outstanding                                     20,000
Basic and diluted loss per share                                                                         $(0.07)

------------------------------------------------------------------------------------------------------------------
                                                                                                   Per Share
        For the twelve months ended December 31, 1998                Loss            Shares          Amount
------------------------------------------------------------------------------------------------------------------
Net loss                                                                $(1,064)
Weighted average shares of common stock outstanding                                     20,000
Basic and diluted loss per share                                                                         $(0.05)
------------------------------------------------------------------------------------------------------------------

Concentration of Credit Risk

     Financial instruments that potentially subject the Company to concentration of credit risk consist principally of temporary cash investments.


     Stock-Based Compensation


     In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation." This accounting standard permits the use of either a fair value based method or the method defined in Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees"("APB Opinion 25") to account for stock-based compensation arrangements. Companies that elect to employ the valuation method provided by APB Opinion 25 are required to disclose the pro forma net income (loss) that would have resulted from the use of the fair value based method. The Company has elected to determine the value of stock-based compensation arrangements under the provisions of APB Opinion 25, and accordingly, the pro forma disclosures required under SFAS No. 123 have been included in Note 8.


Effect of Recent Accounting Pronouncements

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which requires companies to record derivative financial instruments on the balance sheet as assets or liabilities. It establishes accounting and reporting standards for derivative instruments including standalone instruments, such as forward currency exchange contracts and interest rate swaps or embedded derivatives and requires that these instruments be marked-to-market on an ongoing basis. These market value adjustments are to be included either in the income statement or stockholders' equity, depending on the nature of the transaction. SFAS No. 133 is effective for fiscal years beginning after June 15, 2000 and cannot be applied retroactively. The effect of SFAS No. 133 is not expected to be material to the Company's financial statements.

In March 2000, the FASB issued Financial Standards Board Interpretation ("FIN") No. 44, "Accounting for Certain Transactions Involving Stock Compensation-an Interpretation of APB Opinion No. 25." FIN No. 44 addressed the application of APB 25 to clarify, among other issues, (a) the definition of employee for purposes of applying APB 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. FIN No. 44 is effective July 1, 2000. The Company currently is evaluating FIN No. 44 and does not expect that it will have a material effect on its financial position or results of operations.

In December 1999, the SEC issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements." SAB No. 101 provides guidance on applying generally accepted accounting principles to revenue recognition issues in financial statements. We will adopt SAB No. 101 as required in the first quarter of fiscal 2001. When we adopt SAB No. 101, we will recognize revenue when we substantially complete the terms of the applicable sales arrangement, which generally occurs upon the customers' acceptance of the product. We do not expect SAB No. 101 to have a significant effect on our operating results in the first quarter.

3. COMPREHENSIVE INCOME:

Effective December 31, 1998 the Company adopted SFAS No. 130, "Reporting Comprehensive Income," which establishes standards for reporting and display of comprehensive income and its components (revenue, expenses, gains and losses) in a full set of general-purpose financial statements. For the twelve months ended December 31, 1999 and 1998, there were no material items of comprehensive income
(loss), thus comprehensive loss for these periods did not differ materially from net loss as reported in the accompanying financial statements.

4.   LOAN PAYABLE:

In December 1995, the Company received $120,000 in cash from a potential third party investor ("the investor") who originally intended to invest in the common stock of the Company. The investor subsequently requested to withdraw the investment and demanded repayment. No shares were issued and the original amount plus interest was repaid in full during 1999.

5.   CUSTOMER DEPOSIT:

In December 1997, the Company received $500,000 in cash as a deposit on inventory to be sold to Seki Technotron Corporation ("Seki"). Prior to shipment of the inventory, Seki informed the Company to hold the inventory until economic factors negatively impacting Seki improve. As of December 31, 1999, the Company continues to hold the inventory and deposit as negotiations continue with Seki regarding the future outcome of the initiated transaction.

6.   INCOME TAXES:

The Company is a C corporation for tax reporting purposes. Any deferred tax assets arising from timing differences and net operating losses have been fully reserved through a valuation allowance. The net operating loss carryforwards expire at various dates through the year 2019.

7.   COMMITMENT:

The Company leases its facilities and certain machinery and equipment under operating lease agreements that expire at various dates through December 2004. Minimum commitments under the non-cancelable leases as of December 31, 1999 were as follows (in thousands):


Fiscal Year
-----------
2000.................................................................   $  234
2001.................................................................      301
2002.................................................................      301
2003.................................................................      150
Thereafter...........................................................        -
                                                                        ------
                                                                        $  986
                                                                        ======


Rent expense was approximately $108 and $32 for the years ended December 31, 1999 and 1998, respectively.

8.   INCENTIVE STOCK OPTION PLAN:

1998 Stock Option Plan

     In fiscal 1998, the Board adopted, and the shareholders subsequently approved, the 1998 Stock Option Plan and authorized a total of 1,300,000 shares for issuance under the Plan. In January 1999, the Company's Board of Directors authorized a 5-to-1 common stock split increasing the shares for issuance under the Plan to 6,500,000.


Option and stock issuance activity under the 1998 Stock Option Plan was as follows:

Options Outstanding                                                                                                 Weighted
 Options Outstanding                                                 Shares                                         Average
                                                                   Available                 Number of              Exercise
                                                                   For Grant                   Shares                Price
                                                             -------------------          ---------------        ---------------
Balance at December 31, 1998                                                   -                        -       $              -
  Authorized.................................................          6,500,000                        -                      -
  Granted....................................................           (898,400)                 898,400                   0.12
  Exercised..................................................                  -                        -                      -
                                                             -------------------          ---------------       ----------------
Balance at December 31, 1999                                           5,601,600                  898,400                  $0.12

The following table summarizes the options outstanding under the 1998 Stock Option Plan as of December 31, 1999:


                                          Options Outstanding and Exercisable
                                  ---------------------------------------------
                                             Number              Weighted
             Range of                     Outstanding             verage
         Exercise Prices                     As of               Remaining
                                       December 31, 1999      Contractual Life
-------------------------------------------------------------------------------

$      0.12                                898,400                 4.42


Stock Based Compensation Expense

In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation," which establishes a fair value based method of accounting for stock-based compensation plans and requires additional disclosures for those companies who elect not to adopt the new method of accounting. The Company adopted SFAS No. 123 in fiscal 1997, and in accordance with the provisions of SFAS No. 123, the Company applies APB Opinion 25 and related interpretations in accounting for its stock option and stock purchase plans.

The Company's stock plans, as described above, are accounted for under APB Opinion No. 25. Had compensation cost for these plans been determined consistent with Statement No. 123, the Company's net loss and loss per share would not have materially changed.

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

------------------------------------------------------------------------------
                                                      1999             1998
------------------------------------------------------------------------------
Dividend yield                                        0.00%             0.00%
Expected life of options from vest date             4 years           4 years
Expected stock volatility                             0.00%             0.00%
Risk-free interest rates                              6.00%             6.00%
------------------------------------------------------------------------------

The weighted average fair value of option grants using the Black-Scholes option pricing model was immaterial to the financial statements.

9.    SHAREHOLDERS' EQUITY

Preferred Stock

In 1997, a total of 3,715,170 shares of Series A preferred stock were issued at $0.296 per share (as adjusted for the January 1999 5-to-1 stock split). In
1998 and 1999, a total of 5,740,745 and 2,899,417 shares, respectively, of Series B preferred stock were issued at $0.54 per share (as adjusted for the January 1999 5-to-1 stock split). Direct issuance costs related to the Series A and B preferred stock placements were offset against the proceeds and are immaterial to the financial statements.

The rights, restrictions and preferences of the Series A and B preferred stock are as follows:

  Dividends

  Holders of Series A and B preferred stock are entitled to receive noncumulative dividends, when and as declared by the Board of Directors. To date, no dividends have been declared.

  Liquidation Preference

  Holders of Series A and B preferred stock will be entitled to receive $0.296 and $0.54 per share, respectively, plus all declared and unpaid dividends per share in equal preference to the holders of all classes of capital stock of the Company in the event of liquidation, sale, merger, consolidation or winding-up of the Company. If, upon liquidation, the assets of the Company are not sufficient to permit distribution of the per share liquidation amounts, the assets of the Company shall be distributed ratably among the holders of the shares of preferred stock. After payment is made to the holders of shares of the preferred stock of the full liquidation amount, any remaining assets of the Company would be distributed to its holders of shares of common stock on a pro rata basis.

  Voting Rights

  Holders of Series A and B preferred stock are entitled to the number of votes equal to the number of shares of common stock into which such shares of preferred stock could be converted.

  Conversion Rights

  Each share of Series A and B preferred stock is convertible into one share of common stock, at the option of the holder thereof, at any time after the date of issuance. The conversion rate is subject to adjustment for dilution, including, but not limited to, stock splits, stock dividends and stock combinations.

  Each share of Series A and B preferred stock automatically converts into shares of common stock immediately upon the closing of an initial public offering with an aggregate offering price to the public of not less than $2,000,000 at a per share offering price of not less than the initial sales prices of the Series A and B preferred stock.

  Common Stock

  Common stock was issued to the founders of the Company in 1997 at $0.0002 per share. No common stock was issued during the years ended December 31, 1999 and 1998.

10.    EMPLOYEE BENEFIT PLANS

The Company maintains a 401(k) benefit plan covering all employees meeting certain requirements. The plan includes deferred compensation arrangements permitting elective contributions to be made by the participants. Company contributions are made at the discretion of the Board of Directors and were immaterial to the financial statements in fiscal 1999 and 1998.

11.    SUBSEQUENT EVENT

In July 2000, the Company entered into an agreement to be acquired by GaSonics International Corporation ("GaSonics") effective September 13, 2000. Under the terms of the agreement, each share of the Company's common stock and preferred stock will be converted into .0196107 shares of GaSonics common stock plus cash in the amount of $0.6459393 per share of the Company's common stock. The transaction will be accounted for by GaSonics using the purchase method. Subsequent to the acquisition, the Company will cease business operations on a stand-alone basis.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

     Effective September 13, 2000, Gasonics International Corporation ("Gasonics" or the "Company") acquired 100 percent of the outstanding stock and assumed all outstanding stock options of Gamma Precision Technology, Inc. ("Gamma Precision Technology"), in exchange for 655,577 shares of Gasonics common stock and approximately $21.5 million in cash. The total cost of the acquisition, including transaction costs, was approximately $34.9 million. The acquisition was accounted for as a purchase business combination.


Attached are the unaudited pro forma condensed consolidated financial statements, which include the unaudited pro forma condensed consolidated balance sheet as of June 30, 2000 and the unaudited pro forma condensed consolidated statement of operations of the Company and Gamma Precision Technology for the nine months ended June 30, 2000 and of the Company for the year ended September 30, 1999, and Gamma Precision Technology for the year ended December 31, 1999. The unaudited pro forma condensed consolidated balance sheet assumes the acquisition took place on June 30, 2000. The unaudited pro forma condensed consolidated statement of operations assume the acquisition had been consummated on October 1, 1998. The unaudited pro forma condensed consolidated financial information reflects the allocation of purchase price of Gamma Precision Technology based upon current estimates of fair values of assets acquired and liabilities assumed. The final allocation of the purchase price may vary as additional information is obtained and, accordingly, the ultimate allocation may differ from that used in the unaudited pro forma condensed consolidated financial information.

The unaudited pro forma condensed consolidated financial statements are based on the historical financial statements of the Company and Gamma Precision Technology. They are not necessarily indicative of the combined entity's operations had the acquisition actually occurred on the dates indicated, nor are they necessarily indicative of future operations. The pro forma adjustments and the assumptions on which they are based are described in the accompanying notes to these statements.

The unaudited pro forma condensed consolidated financial statements are based on and should be read in conjunction with the historical consolidated financial statements and related notes thereto of the Company for the year ended September 30, 1999 and the nine months ended June 30, 2000 and the accompanying historical financial statements and the notes thereto of Gamma Precision Technology for the year ended December 31, 1999.

                       GASONICS INTERNATIONAL CORPORATION
           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 2000
                                 (In thousands)

                                                                          Gamma
                                                                        Precision
                                                       Gasonics         Technology       Adjustments      Pro Forma
ASSETS                                                Historical        Historical        (Note 2)      Consolidated
                                                     ------------       -----------      -----------    ------------

Current assets:
 Cash and cash equivalents                               $ 66,755          $ 1,496          $(21,594)     a   46,657
 Marketable securities                                     17,738                9                            17,747
 Trade accounts receivable, net                            32,108            3,211                            35,319
 Inventories                                               25,698            1,716                            27,414
 Net deferred tax asset                                     5,697                -                             5,697
    Prepaid expenses and other current assets               4,386              130                             4,516
                                                  ---------------     ------------      ------------       ---------
  Total current assets                                    152,382            6,562           (21,594)        137,350
                                                  ---------------     ------------      ------------       ---------

Property and equipment, net                                10,359              828                            11,187
Deposits and other assets                                     555               27                               582
Intangibles                                                     -                -            30,421      b   30,421
                                                                                              (6,000)     b   (6,000)
                                                  ---------------     ------------      ------------       ---------
  Total assets                                           $163,296          $ 7,417          $  2,827        $173,540
                                                  ===============     ============      ============       =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Borrowings under credit facility                      $  5,382          $     -                             5,382
 Accounts payable                                          15,068            1,246                            16,314
   Income taxes payable                                     4,859                -                             4,859
   Accrued expenses                                        14,514              170               600      a   15,284
   Customer deposits                                            -              500                               500
                                                  ---------------     ------------      ------------       ---------
  Total current liabilities                                39,823            1,916               600          42,339

Long-term liabilities:                                          -            1,050                             1,050

Stockholders' equity:
 Preferred stock                                                -            5,822            (5,822)     c        -
 Common stock                                              91,066                4                (4)     c   91,066
                                                                                              12,678      a   12,678
 Treasury stock                                            (2,639)               -                            (2,639)
 Subscription receivable                                      (10)               -                               (10)
 Unrealized gain/loss on investments                         (109)               -                              (109)
 Retained earnings                                         35,165           (1,375)            1,375      c   35,165
                                                                                              (6,000)     b   (6,000)
                                                  ---------------     ------------      ------------       ---------
  Total stockholders' equity                              123,473            4,451             2,227         130,151
                                                  ---------------     ------------      ------------       ---------
  Total liabilities and stockholders' equity             $163,296          $ 7,417          $  2,827        $173,540
                                                  ===============     ============      ============       =========

   The accompanying notes are an integral part of these financial statements.

                       GASONICS INTERNATIONAL CORPORATION
      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED SEPTEMBER 30, 1999
                     (In thousands, except per share data)


                                                       Gasonics         Technology
                                                      Historical        Historical       Pro Forma
                                                      (Year ended      (Year ended      Adjustments             Pro Forma
                                                 September 30, 1999)  December 31, 1999    (Note 3)            Consolidated
                                                 -------------------  ----------------- -------------       ------------------
Net Sales                                                $ 64,279         $     569          $                       $ 64,848
Cost of Sales                                              39,894               322                                    40,216
                                                      -----------     -------------    -------------       ------------------
  Gross Margin                                             24,385               247                                    24,632
                                                      -----------     -------------    -------------       ------------------
Operating Expenses:
   Costs associated with reduction in force                   407                 -                                       407
   Research and development                                17,696               730                                    18,426
   Selling, general, and administrative                    21,639               923                                    22,562

   Amortization of intangibles                                  -                 -            3,499      d             3,499
                                                      -----------     -------------    -------------       ------------------
   Total operating expenses                                39,742             1,653            3,499                   44,894
                                                      -----------     -------------    -------------       ------------------
  Operating loss                                          (15,357)           (1,406)          (3,499)                 (20,262)

Other income and expense, net:                              1,275                34                                     1,309
                                                      -----------     -------------    -------------       ------------------
Net loss                                                 $(14,082)        $  (1,372)         $(3,499)                $(18,953)
                                                      ===========     =============    =============       ==================

Net loss per share-basic and diluted                       $(0.98)                                                     $(1.27)
                                                      ===========                                          ==================
Weighted average common shares-basic and  diluted          14,316                                                      14,972
                                                      ===========                                          ==================



   The accompanying notes are an integral part of these financial statements.

                       GASONICS INTERNATIONAL CORPORATION
      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE NINE MONTHS ENDED JUNE 30, 2000
                     (In thousands, except per share data)


                                                                      Gamma
                                                                    Precision       Pro Forma
                                                    Gasonics        Technology     Adjustments               Pro Forma
                                                   Historical       Historial        (Note 3)               Consolidated
                                                ---------------     -----------    -------------       ---------------------
Net Sales                                              $103,171          $5,327          $                       $108,498
Cost of Sales                                            56,584           1,403                                    57,987
                                                ---------------     -----------    -------------       ------------------
 Gross Margin                                            46,587           3,924                                    50,511
                                                ---------------     -----------    -------------       ------------------

Operating Expenses:
Research and development                                 14,357             591                                    14,948
Selling, general, and administrative                     21,358           1,708                                    23,066
Amortization of intangibles                                   -               -            2,624      d             2,624
                                                ---------------     -----------    -------------       ------------------
Total operating expenses                                 35,715           2,299            2,624                   40,638
                                                ---------------     -----------    -------------       ------------------
 Operating income (loss)                                 10,872           1,625           (2,624)                   9,873

Other income and expenses, net                            1,395              12                                     1,407
                                                ---------------     -----------    -------------       ------------------
 Income (loss) before income taxes                       12,267           1,637           (2,624)                  11,280

Provision for income taxes                                  753               -            1,010                    1,763
                                                ---------------     -----------    -------------       ------------------
Net income (loss)                                      $ 11,514           1,637          $(3,634)                $  9,517
                                                ===============     ===========    =============       ==================

Net income (loss) per share-basic                      $   0.78                                                  $   0.61
                                                ===============                                        ==================
Net income (loss) per share-diluted                    $   0.72                                                  $   0.57
                                                ===============                                        ==================
Weighted average common shares-basic                     14,824                                                    15,480
                                                ===============                                        ==================
Weighted average common shares-diluted                   15,924                                                    16,580
                                                ===============                                        ==================



   The accompanying notes are an integral part of these financial statements.

        NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANICAL STATEMENTS


1.  GENERAL

The Company will account for the acquisition as a purchase business combination. The accompanying unaudited pro forma condensed consolidated financial statements reflect an estimated aggregate purchase price of approximately $34.9 million, consisting of the fair value of common stock and cash issued ($34.1million), as well as transaction costs.

2.  UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

The accompanying unaudited pro forma condensed consolidated balance sheet has been prepared as if the acquisition was consummated on June 30, 2000. Pro Forma adjustments were made:

(a)  To record consideration given in acquisition of Gamma Precision Technology

Cash paid to Gamma Precision Technology stockholders                     $21,594
Stock issued to Gamma Precision Technology stockholders                   11,718
Stock options assumed                                                        960
Transaction costs                                                            600
                                                                         -------
Total purchase price                                                     $34,872


(b)  To record allocation of purchase price to assets of Gamma Precision
Technology:

In-process research and development                                      $ 6,000
Acquired technology, workforce intangible and goodwill                    24,421
Net fair value of tangible assets acquired and liabilities assumed         4,451
                                                                         -------
Net assets acquired                                                      $34,872


    The allocation of the purchase price to in-process research and development, acquired technology and workforce was based upon independent valuation.


(c)  To record elimination of Gamma Precision Technology's shareholders' equity.


3. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

The accompanying unaudited pro forma condensed consolidated statement of operations have been prepared as if the acquisition was consummated as of October 1, 1998. Pro forma adjustments were made to reflect the:

(d) Amortization of acquired intangibles, with amortization periods of seven years for amounts allocated to acquired technology, workforce and the excess of cost over fair value of net assets acquired.

The accompanying unaudited pro forma condensed consolidated statement of operations do not reflect the one-time impact of the charge for purchased in-process research and development of $6.0 million recorded by the Company in connection with the acquisition.

The unaudited pro forma condensed consolidated statement of operations for the year ended September 30, 1999 was combined with the results of Gamma Precision Technology for the year ended December 31, 1999. Accordingly, the presentation excluded the results of Gamma Precision Technology for the quarter ended December 31, 1998.

                                 EXHIBIT INDEX


     Exhibit                     Description

       2.1* Merger Agreement, dated as of August 30, 2000, by and among GaSonics International Corporation, GPT Acquisition Corp. and Gamma Precision Technology, Inc.

      99.1*   Press Release dated September 14, 2000.

______________________
* Incorporated by reference to the Company's Form 8-K filed with the Securities and Exchange Commission on September 27, 2000.